                                  EXHIBIT 4.2
                                  -----------

                          CERTIFICATE OF DESIGNATION

                    --------------------------------------

                          CERTIFICATE OF DESIGNATION
                                      OF
                             STARBASE CORPORATION

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware

                   ----------------------------------------

                           SERIES B PREFERRED STOCK


          StarBase Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation authorized in Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 2,500,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

          1.   Designation and Amount.  This series of Preferred Stock shall be
               ----------------------
designated "Series B Preferred Stock" and the authorized number of shares constituting such series shall be 2,500,000. The par value of the Series B Preferred Stock shall be $0.01 per share.

          2.   Dividend Rights of Series B Preferred Stock.  The holders of the
               -------------------------------------------
Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of $0.12 per share per annum on each outstanding share of Series B Preferred Stock, payable in preference and priority to any payment of any dividend on the Common. Such dividends shall accrue and become payable on the anniversary date of the original issuance of each share of Series B Preferred Stock on which such dividend accrues. No dividends or other distributions shall be made with respect to the Common, until all dividends on the Series B Preferred Stock have been paid or set apart.

          3.   Preference on Liquidation.
               -------------------------

               (a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                    (i) The holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common or any other class or series of stock of this corporation by reason of their ownership of such stock, an amount for each share of Series B Preferred Stock then held by them, equal to $2.00, appropriately adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares plus all accrued and unpaid dividends thereon (hereinafter such amount shall be referred to as the "Series B Preference Amount"). If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the Series B Preference Amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred.

                    (ii) After payment has been made to the holders of the Preferred of the full amounts to which they shall be entitled pursuant to
Section 3(a)(i) above, all remaining assets available for distribution, if any, shall be distributed, ratably among the holders of the Common based upon the number of shares of Common then held.

               (b) For purposes of this paragraph 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation. The valuation of any securities or other property other than cash received by the Corporation in any transaction covered by this subparagraph 3(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

               (c) The holders of Preferred shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

          4.   Voting Rights.  Each share of Series B Preferred Stock issued and
               -------------
outstanding shall have the number of votes equal to the number of Common shares into which such share of Preferred could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. The Preferred and the Common shall vote as a single class on all matters except as otherwise required by law. The holder of each share of Preferred shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation.

          5.   Conversion Rights.  The holders of Series B Preferred Stock
               -----------------
shall have conversion rights as follows:

               (a) Each share of Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $2.00 by the Series B Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series B Conversion Price shall initially be $2.00 subject to adjustment as provided in Section 6 below.

               (b) Each share of Preferred shall automatically be converted into shares of Common utilizing the then effective Conversion Price for each such share upon the first to occur of the following events: (i) the closing of an acquisition of the Company by another entity or the sale of all or substantially all of the assets of the Company; (ii) the closing of a public and/or private offering of the Company's securities which results in gross proceeds to the Company of at least US$5,000,000; (iii) if the closing bid price of the Company's Common Stock as reported on the Vancouver Stock Exchange or such other exchange or automated quotation system on which the trading price of the Company's Common Stock is reported on a daily basis averages at least $US5.00 for a period of 20 consecutive trading days; or (iv) January 18, 1999.

               (c) No fractional shares of Common shall be issued upon conversion of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common on the Conversion Date, as determined by the corporation's board of directors. Before any holder of Preferred shall be entitled to convert the same into full shares of Common, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subparagraph 5(b) the outstanding shares of all Preferred, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

               (d) The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder, or order, in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common, plus any accrued and unpaid dividends on the converted Preferred, and a certificate for any shares of Preferred not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion on the date of the event causing such automatic conversion, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

               (e) In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (f) Upon any conversion of Series B Preferred Stock pursuant to this Section 5, the shares of Series B Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Series B Preferred Stock pursuant to this Section 5 and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series B Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred Stock.

               (g) Any notices required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

          6.   Adjustments to Conversion Price.
               -------------------------------

               (a) In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred, then and in each such event the Conversion Price shall be decreased or increased proportionately.

               (b) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common entitled to receive, a dividend or other distribution payable in additional shares of Common or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Price shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

               (c) In case of any merger (other than a merger in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each share of the Series B Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

               (d) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder authorizations), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred Stock at the time outstanding.

          7.   Protective Provisions.  So long as at least 50,000 shares of
               ---------------------
Series B Preferred Stock remain outstanding (as adjusted for stock splits or recombination, recapitalization and the like), the Company shall not, without first obtaining the written approval of the holders of a majority of the Series B Preferred Stock:

               (a) create any new class or series of shares or reclassify any existing class or series of shares into a class or series of shares senior to or on parity with the Series B Preferred Stock with respect to dividends or other distributions or liquidation or voting;

               (b) amend the Company's Certificate of Incorporation materially and adversely to the Series B Preferred Stock;

               (c) effect any dividend or other distribution on the Company's Common Stock if any dividends on the Series B Preferred Stock have accrued but not been paid; or

               (d) effect the purchase or redemption of the Company's capital stock (except pursuant to the Company's exercise of its right to repurchase shares from employees, officers or consultants of the Company pursuant to agreements, arrangements or plans approved by the Board of Directors).

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President, and attested by its Secretary, this 17th day of January, 1996.


                                       StarBase Corporation


                                       By: /s/ William R. Stow, III
                                           -------------------------------
                                           William R. Stow, III,
                                           President


Attest:


By: /s/ Michael Lyons
    -------------------------
    Michael Lyons,
    Assistant Secretary